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                                                                     Exhibit 3.2

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                                     BY-LAWS

                                       OF

                            CHICAGO TITLE CORPORATION

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                                    DELAWARE

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                                    ARTICLE I

                                  STOCKHOLDERS

Section 1. Annual Meeting

            The annual meeting of stockholders for the election of directors and for the transaction of any other business that may properly come before the meeting shall be held at such hour and at such place or places within or without the State of Delaware as may from time to time be determined by the Board of Directors, on the first Tuesday of May in each year or such other date as may be set by the Board of Directors not more than fifteen days before, nor fifteen days after, the first Tuesday of May.

Section 2. Special Meetings

            At any time in the interval between regular meetings, special meetings of stockholders may be called by the Chairman, or by a majority of the Board of Directors, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings. The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.

Section 3. Notice of Meeting

            Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

Section 4. Voting

            At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 5. Quorum

            Unless otherwise required by statute or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), at any annual or special meeting of

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stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn, the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.

Section 6. Action at Meetings

            Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, a majority of the votes cast at a meeting at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, and the stockholders shall not be entitled to cumulate their votes upon the election of directors or any other matter. Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Section 7. Procedure at Meetings

            The Board of Directors may appoint two or more persons to serve as inspectors of election at any meeting of stockholders. In the absence of such appointment, the Chairman of the Meeting may make such appointment. The inspectors of election shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall report to the officer of the Corporation or other person presiding over the meeting the result of all voting taken at the meeting by ballot.

            The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the officer of the Corporation or other person presiding over the meeting.

Section 8. Nominations and Stockholder Business

            Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in this Section 8, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 8.

            For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the Delaware General Corporation Law and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nomination, the stockholder must have timely indicated such


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stockholder's, or such beneficial owner's, intention to do so as hereinafter provided. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director is elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

            Notwithstanding anything in this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section 8 shall be delivered to the Secretary at the principal executive offices of the


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Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
8. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in compliance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

            For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9. Adjournments

            Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, or by the officer of the Corporation presiding over the meeting, or by the Board of Directors.

                                   ARTICLE II

                                    DIRECTORS

Section 1. Number and Election

            Directors (other than such directors, if any, as are elected by holders of preferred stock of the Corporation voting as a separate class) shall be divided into three classes, which shall be as nearly equal in number as practicable. Unless changed by the Board of Directors pursuant hereto the number of directors shall be fourteen. The number of directors and the number of which each class is to consist may be increased or


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decreased from time to time by a resolution adopted by the vote of in excess of
75 percent of the Whole Board (as defined in the Certificate of Incorporation); and provided that no decrease in the number of directors shall affect the tenure of office of any existing director. The term of office of the first class shall expire at the 1999 annual meeting of stockholders, the term of office of the second class shall expire at the 2000 annual meeting of stockholders and the term of office of the third class shall expire at the 2001 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1999 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. Vacancies

            Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

Section 3. Regular Meetings

            Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 4. Special Meetings

            Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Board or by any three directors.

Section 5. Notice of Meeting

            Notice of regular meetings of the Board of Directors need not be given.

            Notice of every special meeting of the Board of Directors shall be given to each director, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephonic or telefacsimile communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a director by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an


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Assistant Secretary of the Corporation by him for the purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 6. Quorum; Action at Meetings

            A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend. Except as provided herein or in the Certificate of Incorporation or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

Section 7. Participating in Meeting by Conference Telephone

            Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

Section 8. Dividends

            Anything in these By-Laws to the contrary notwithstanding, the declaration of dividends or other distributions on the capital stock of the Corporation, whether in cash or property (other than the dividend preference payable on any Preferred Stock of the Corporation outstanding from time to time), may be authorized only by vote of in excess of 75 percent of the directors present at a meeting duly called at which a quorum is present.

                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Election

            The Board of Directors may appoint an Executive Committee and other committees composed of two or more of its members, and may appoint one of the members of each such committee to the office of chairman thereof. Members of the committees of the Board of Directors shall hold office for a term of one year and until their successors are appointed and qualify or until they shall cease to be directors.

Section 2. Powers

            Subject to such limitations as may from time to time be established by resolution of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers of the Board of Directors when the Board of Directors is not in


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session except that it shall have no power to (a) declare dividends, (b) issue stock of the Corporation, (c) recommend to the stockholders any action which requires stockholder approval, (d) alter, amend or repeal any resolution of the Board of Directors relating to the Executive Committee, or (e) take any other action which legally may be taken only by the Board of Directors. Other committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

Section 3. Vacancies

            If the office of any member of any committee becomes vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board by the Board of Directors.

Section 4. Substitute Members

            In the event that a member of any committee is absent from a meeting of the committee, the members of the committee present at the meeting whether or not they constitute a quorum may appoint another director to act in place of the absent member.

Section 5. Meetings and Notice of Meetings

            The Executive Committee shall meet from time to time on call of the Chairman of the Board or the Chairman of the Executive Committee, or on call of any three or more members of the Executive Committee, for the transaction of any business.

            Notice of every meeting of the Executive Committee shall be given to each member, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephonic or telefacsimile communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a member by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for this purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

            All other committees of the Board of Directors shall meet at such times and upon such notice as they may determine.

Section 6. Quorum; Action at Meetings

            At any meeting of any committee, however called, a majority of the members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any questions that may come before the meeting.


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                                   ARTICLE IV

                                    OFFICERS

Section 1. Election and Number

            The Board of Directors may appoint one of its number as Chairman of the Board. The Board of Directors shall appoint a President from among the directors, and a Secretary and a Treasurer, who need not be directors. The Board of Directors may also appoint one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents, who need not be directors. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board may prescribe.

Section 2. Chairman of the Board

            The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

Section 3. President

            The President shall be the chief executive officer and the chief operating officer of the Corporation. The President shall preside at all meetings of stockholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, the President shall have direct power and authority over the business and affairs of the Corporation. The President shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

Section 4. Executive Vice Presidents

            The Executive Vice President or Executive Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Executive Vice President or Executive Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 5. Senior Vice Presidents

            The Senior Vice President or Senior Vice Presidents shall perform the duties of the Executive Vice President or Executive Vice Presidents in his or their absence or disability to act. In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to


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them from time to time by the Board of Directors, the Chairman of the Board, the
President or any Executive Vice President having supervisory authority over them.

Section 6. Vice Presidents

            The Vice President or Vice Presidents shall perform the duties of the Senior Vice President or Senior Vice Presidents in his or their absence or disability to act. In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President or Senior Vice President having supervisory authority over them.

Section 7. Secretary

            The Secretary shall issue notices of meetings, keep the minutes of the Board of Directors and its committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President or Senior Vice President or Vice President having supervisory authority over him.

Section 8. Treasurer

            The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President or Senior Vice President or Vice President having supervisory authority over him, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

Section 9. Controller

            The Controller shall be responsible for the accounting policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President or Senior Vice President or Vice President having supervisory authority over him.


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Section 10. Assistant Secretary; Assistant Treasurer

            The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-Laws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President, the Secretary or Treasurer as the case may be, or any other officer having supervisory authority over them.

                                    ARTICLE V

                                   FISCAL YEAR

            The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE VI

                                      SEAL

            The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary.

                                   ARTICLE VII

                                      STOCK

Section 1. Stock of the Corporation

            Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide that some or all of a class or series of stock shall be uncertificated shares. Certificates representing shares of stock of the Corporation shall be issued in such form as may be approved by the Board of Directors and shall be signed, manually or by facsimile, by the Chairman of the Board, President, or an Executive Vice President or Senior Vice President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of the Corporation or a facsimile thereof.

Section 2. Transfers

            The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock of the Corporation. The Board of Directors may appoint Transfer Agents and Registrars thereof.


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Section 3. Record Date; Closing of Transfer Books

            The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than sixty nor less than ten days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten days before the date of the meeting.

Section 4. Lost Certificates

            The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

Section 5. Warrants

            The foregoing provisions relative to certificates of stock shall also apply to allotment certificates or other certificates or warrants representing rights with respect to stock in the Corporation, which certificates or warrants may be issued from time to time by a vote of the Board of Directors in such form as they may approve.

Section 6. Stock Ledger

            The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger shall be kept at the office of the Corporation's Transfer Agent.

                                  ARTICLE VIII

                                   SIGNATURES

Section 1. Negotiable Instruments

            All checks, drafts, notes, or other obligations of the Corporation shall be signed (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Executive Vice President, Senior Vice President or Vice President, (b) by the Chairman of the Board, President, any Executive Vice President or any Senior Vice President or any Vice President, and by the Treasurer or Assistant Treasurer or Secretary


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or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors or the Executive Committee; provided, however, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

Section 2. Stock Transfers

            All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Executive Vice President, Senior Vice President or Vice President, or (b) by the Chairman of the Board, President, any Executive Vice President or any Senior Vice President or any Vice President, and by the Secretary or any Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.

                                   ARTICLE IX

                          WAIVER OF NOTICE OF MEETINGS

Section 1. Stockholders

            Notice of the time, place and/or purpose of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in a writing filed with the records of the meeting, either before or after the holding thereof, waive notice of any stockholders' meeting, notice thereof need not be given to him.

Section 2. Directors

            Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any director if he shall attend such meeting in person, or shall in a writing filed with the records of the meeting, either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given if all such directors shall be present at such meeting.

                                    ARTICLE X

                                VOTING OF STOCKS

            Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, any Executive Vice President or any Senior Vice President or any Vice President of this Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all


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rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE XI

                               CHECKS, NOTES, ETC.

            All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE XII

                                     OFFICES

            The Corporation may have offices outside the State of Delaware at such places as shall be determined from time to time by the Board of Directors.


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

                                  ARTICLE XIII

                                   AMENDMENTS

            Subject to the provisions of the Certificate of Incorporation, (a) these By-Laws may be amended, altered or repealed by the stockholders at any annual or special meeting by the affirmative vote of at least 75 percent of the voting power of the outstanding shares of Voting Stock and (b) these By-Laws may be amended, altered or repealed by the Board of Directors by the affirmative vote of a majority of the Whole Board.


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